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                      [Letterhead of Weil, Gotshal & Manges LLP]




                                   October 2, 1997



United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016

Ladies and Gentlemen:

         We have acted as counsel to United Stationers Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-2 (No. 333-34937) (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed offering of up to 4,600,000 shares of the common stock, $0.10 par value (the "Common Stock"), of the Company, of which up to 2,000,000 shares will be issued and sold by the Company (the "Company Shares") and up to 2,600,000 shares will be sold by certain existing stockholders (the "Selling Stockholders") of the Company (the "Secondary Shares"). Of the Secondary Shares that may be sold by the Selling Stockholders, 1,413,132 shares are issued and outstanding as of the date hereof (the "Outstanding Shares"), up to 1,115,663 shares will be issued by the Company upon the exercise of certain warrants to purchase Common Stock ("Warrants") in connection with the Offering (the "Warrant Shares"), and up to 71,205 shares will be issued by the Company upon the conversion of certain shares of nonvoting common stock, $0.01 par value, of the Company (the "Nonvoting Common Stock") in connection with the Offering (the "Nonvoting Shares").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, as amended (the "Charter"), and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

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United Stationers Inc.
October 2, 1997
Page 2


         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.


         2. The Company Shares have been duly authorized and, when issued and delivered to the underwriters (the "Underwriters") against payment therefor in accordance with the terms of the Underwriting Agreement among the Company, the Selling Stockholders, Bear Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Robertson, Stephens & Company LLC and Chase Securities Inc., as representatives for the Underwriters, will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to law or in the Company's Charter.

         3. The Outstanding Shares are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights pursuant to law or in the Company's Charter.

         4. The Warrant Shares, when issued by the Company upon the exercise of the Warrants and receipt by the Company of the exercise price therefor in accordance with their respective terms, will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to law or in the Company's Charter.

         5. The Nonvoting Shares, when issued by the Company upon conversion of the outstanding shares of Nonvoting Common Stock in accordance with the terms of the Company's Charter will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to law or in the Company's Charter.


         The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.


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United Stationers Inc.
October 2, 1997
Page 3


         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                             Very truly yours,

                             /s/ Weil, Gotshal & Manges LLP